EXHIBIT 23.1
                                                                   ------------


            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the following Registration Statements of Nexen Inc.:

o    Registration Statement No.'s 033-26582,  033-34467,  033-43426, 033-66538,
     033-81334,  333-05494,  333-07344,  333-09286,  333-13574,  333-118019 and
     333-119276 on Form S-8;

o    Registration  Statement No.'s  333-09288,  333-10646 and 333-84786 on Form
     F-3; and

o    Registration Statement No.'s 333-125019 and 333-128510 on Form F-10.

of our report dated February 9, 2007, relating to the financial statements of Nexen Inc. (which report expresses an unqualified opinion on the financial statements and includes a separate report on Canada-United States of America reporting differences), appearing in this Annual Report on Form 10-K/A of Nexen Inc. for the year ended December 31, 2006.


/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Canada

April 2, 2007